EXHIBIT 10.1

AMENDMENT TO THE MANAGEMENT AGREEMENT

This AMENDMENT dated as of the 1st day of January, 2013, to the MANAGEMENT AGREEMENT made as of the 1st day of February, 1999, (the “Management Agreement”) among CERES MANAGED FUTURES LLC (formerly SMITH BARNEY FUTURES MANAGEMENT INC.), a Delaware limited liability company (“CMF”), DIVERSIFIED MULTI-ADVISOR FUTURES FUND L.P. (formerly Smith Barney Diversified Futures Fund L.P.), a New York limited partnership (the “Partnership”) and WILLOWBRIDGE ASSOCIATES INC., a Delaware corporation (the “Advisor”, all parties together, the “Parties”).  Capitalized terms not defined herein have the meaning ascribed to such terms in the Management Agreement.

W I T N E S S E T H:

WHEREAS, the assets of the Partnership allocated to the Advisor are traded through the CMF Willowbridge Master Fund, L.P., a New York limited partnership (the “Master Fund”) of which CMF is the general partner and Willowbridge is the Advisor; and

WHEREAS, effective January 1, 2013, the trading program utilized by the Advisor on behalf of the Master Fund is changing from the Argo Trading System to the wPraxis Futures Trading Approach; and

WHEREAS, effective January 1, 2013, the trading system used to manage the Partnership’s assets is being changed to the wPraxis Futures Trading Approach; and

WHEREAS, effective January 1, 2013, the Advisor’s monthly fee for professional management services is being reduced to 1/8 of 1% (1.5% per year); and

WHEREAS, the Parties wish to amend the Management Agreement to reflect these changes and to reflect certain name changes.

NOW, therefore, the Parties agree as follows:

1. All references to “Smith Barney Futures Management Inc.”, and “SBFM” shall be changed to “Ceres Managed Futures LLC”, and “CMF”, respectively.

2. All references to “Smith Barney Diversified Futures Fund L.P.” shall be changed to “Diversified Multi-Advisor Futures Fund L.P.”

3. The third sentence of Section 1(a) shall be deleted and replaced by the following:

“CMF has selected the Advisor’s Select Investment Program using the wPraxis Futures Trading Approach to manage all of the Partnership’s assets allocated to it.”

4. The first sentence of section 1(c) shall be deleted and replaced by the following:

“The allocation of the Partnership’s assets to the Advisor shall be made to the Advisor’s wPraxis Futures Trading Approach (the “Trading System” or the “Program”).”

5. Section 3(a), clause (ii) shall be deleted and replaced by the following:

“A monthly fee for professional management services equal to 1/8 of 1% (1.5% per year) of the month-end Net Assets of the Partnership allocated to the Advisor (which shall include any committed funds).”

6. In all other respects the Management Agreement remains unchanged and of full force and effect.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first above written.

CERES MANAGED FUTURES LLC

By_/s/  Walter Davis_________________________
Walter Davis
President and Director

DIVERSIFIED MULTI-ADVISOR FUTURES FUND L.P.

By:  Ceres Managed Futures LLC
(General Partner)

By_/s/  Walter Davis_______ ___________________
Walter Davis
President and Director

WILLOWBRIDGE ASSOCIATES INC.

By_/s/  Steven R. Crane _________________________
Name:                  Steven R. Crane
     Title:                 Senior Vice President